                                                                    EXHIBIT 12.1

                   STATEMENT REGARDING COMPUTATION OF RATIOS

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                PREDECESSOR                                       DOANE
                                      -------------------------------   ---------------------------------------------------------
                                                            NINE           THREE               YEAR
                                        YEAR ENDED         MONTHS          MONTHS              ENDED
                                       DECEMBER 31,         ENDED          ENDED             DECEMBER 31,           Three Months
                                       ------------     SEPTEMBER 30,   DECEMBER 31,    ----------------------          Ended
                                           1994             1995            1995        1996     1997     1998      April 3, 1999
                                           ----         -------------   ------------    ----     ----     ----      -------------
                                                           (DOLLARS IN THOUSANDS)
EARNINGS BEFORE INCOME TAXES........      31,356           16,963          1,778       (2,373)   9,623    8,501         11,807
INTEREST EXPENSE....................       2,494            3,611          5,806       27,286   22,463   35,735         10,335
INTEREST PORTION OF
  RENT EXPENSE(1)...................          --               --             --           --       --      182             52
                                          ------           ------          -----       ------   ------   ------         ------
                                          33,850           20,574          7,584       24,913   32,086   44,418         22,194
DIVIDED BY:
FIXED CHARGES.......................       2,597            3,707          5,926       27,627   22,931   36,510         10,693
                                            13.1x             5.6x           1.3x          .9x     1.4x     1.2x           2.1x
                                          ======           ======          =====       ======   ======   ======         ======

(1) Interest portion of rent expense is assumed equal to 33% of operating lease and rental expense for the period. For the periods prior to 1998, Doane did not have significant operating lease and rent expenses.